Exhibit 99.1

Pitney Bowes Announces First Quarter 2017 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--May 2, 2017--Pitney Bowes Inc. (NYSE:PBI), a global technology company providing innovative technology solutions to power commerce, today reported financial results for the first quarter 2017.

Quarterly Financial Results:

  Revenue of $837 million, a decline of 0.9 percent as reported; an increase of 0.2 percent at constant currency
  GAAP EPS of $0.35; Adjusted EPS of $0.36
  GAAP cash from operations of $154 million; free cash flow of $111 million
  Reaffirming 2017 annual guidance

“We turned in a solid first quarter performance, driven by double-digit growth in Global Ecommerce, growth in both Production Mail and Presort Services businesses, and slight growth in our Software Solutions business,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “In addition, North America Mailing’s revenue rate of decline improved compared to prior quarters, driven by growth in equipment sales, and International Mailing performed similarly year-to-year compared to the prior quarter. In many ways, our results in the first quarter are what we envisioned and expected from the long-term growth initiatives and strategic investments we have been putting in place over the past four years. We are off to a good start and remain committed to meeting our financial objectives for the year.”

First Quarter 2017 Results

Revenue totaled $837 million for the quarter, which was a decline of less than one percent as reported and a slight increase at constant currency versus prior year.

Digital Commerce Solutions revenue grew 9 percent as reported and 11 percent at constant currency. Enterprise Business Solutions revenue grew 3 percent as reported and 4 percent at constant currency. Small and Medium Business (SMB) Solutions revenue declined 6 percent as reported and 5 percent at constant currency.

GAAP earnings per diluted share (GAAP EPS) were $0.35, which included $0.01 per share for restructuring and asset impairment charges. Adjusted earnings per diluted share (Adjusted EPS) were $0.36 and grew $0.02, or 6 percent, over the prior year.

The Company’s earnings per share results for the first quarter are summarized in the table below:

	First Quarter*
	2017	2016
GAAP EPS	$0.35	$0.30
Restructuring charges and asset impairments, net	$0.01	$0.02
Dispositions expense	-	$0.01
Adjusted EPS	$0.36	$0.34

* The sum of the earnings per share may not equal the totals above due to rounding.

GAAP Cash from Operations and Free Cash Flow Results

GAAP cash from operations during the quarter was $154 million while free cash flow was $111 million. In comparison to the prior year, free cash flow increased due to working capital requirements in particular the timing of accounts payable, and accrued liabilities.

During the quarter, the Company used cash to pay down $79 million of debt, $35 million in dividends to common shareholders and $12 million for restructuring payments.

First Quarter 2017 Business Segment Reporting

Effective January 1, 2017, the Company revised its segment reporting to reflect a change in how it manages and reports its office shipping solutions, which were previously reported within the Global Ecommerce segment. The needs of retail and ecommerce clients are different from those of office shipping clients. Accordingly, the results for the Company’s office shipping solutions are now reported within SMB Solutions and the retail and ecommerce shipping solutions remain within Global Ecommerce.

The Company’s business segment reporting reflects the clients served in each market and the way it manages these segments. The reporting segment groups are the SMB Solutions group; the Enterprise Business Solutions group; and the Digital Commerce Solutions group. The segment results for the quarter and prior year may not equal the subtotals for each segment group due to rounding.

The SMB Solutions group offers mailing and office shipping solutions, financing, services, and supplies for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats. This group includes the North America Mailing and International Mailing segments.

The Enterprise Business Solutions group includes the global Production Mail and Presort Services segments. Production Mail provides mailing and printing equipment and services for large enterprise clients to process mail. Presort Services provides sortation services to qualify large mail volumes for postal worksharing discounts.

The Digital Commerce Solutions group includes the Software Solutions and Global Ecommerce segments. Software Solutions provide customer engagement, customer information and location intelligence software. Global Ecommerce facilitates global cross-border ecommerce transactions and domestic retail and ecommerce shipping solutions.

SMB Solutions Group
($ millions)	First Quarter
Revenue	2017	2016	Y/Y Reported	Y/Y Ex Currency
North America Mailing	$356	$371	(4%)	(4%)
International Mailing	93	105	(11%)	(7%)
SMB Solutions Total	$449	$476	(6%)	(5%)

EBIT
North America Mailing	$141	$161	(12%)
International Mailing	13	11	19%
SMB Solutions Total	$154	$172	(10%)

North America Mailing

Equipment sales grew 5 percent compared to prior year. The middle and bottom of the line products, which include the new SendPro offerings, performed well this quarter. The web channel also experienced strong growth in the quarter. This growth in equipment sales was offset by a decline in the recurring revenue streams, largely around lower financing and supplies revenue. EBIT margin was lower than prior year largely due to the decline in the higher-margin recurring revenue streams.

International Mailing

Equipment sales and recurring revenue streams both contributed to the decline. The rate of decline in recurring revenue streams decreased compared to the prior quarter. EBIT margin increased versus prior year due to improved equipment sales margins and lower expenses.

Enterprise Business Solutions Group
($ millions)	First Quarter
Revenue	2017	2016	Y/Y Reported	Y/Y Ex Currency
Production Mail	$ 89	$ 87	2%	3%
Presort Services	133	127	4%	4%
Enterprise Business Total	$222	$215	3%	4%

EBIT
Production Mail	$ 9	$ 7	31%
Presort Services	31	29	6%
Enterprise Business Total	$40	$36	11%

Production Mail

Equipment sales grew 12 percent over prior year on higher inserter and sorter equipment placements. The inserter performance was largely driven by strong placements of the Epic inserter product. Support services revenue declined as a result of the shift last year of some in-house mail production clients moving to third party service bureaus who tend to self-service. EBIT margin improved from prior year as a result of the growth in revenue and lower operating expenses.

Presort Services

The revenue increase was driven by higher Standard Class and First Class mail volumes processed. EBIT margin increased from prior year driven by the higher revenue.

Digital Commerce Solutions Group
($ millions)	First Quarter
Revenue	2017	2016	Y/Y Reported	Y/Y Ex Currency
Software Solutions	$ 78	$78	-	3%
Global Ecommerce	88	75	17%	20%
Digital Commerce Total	$166	$153	9%	11%

EBIT
Software Solutions	$ 3	$ (3)	>100%
Global Ecommerce	(4)	(3)	(23%)
Digital Commerce Total	$ (2)	$ (6)	75%

Software Solutions

The revenue performance was driven by Customer Information Management license revenues as well as growth in data and SaaS revenue. This was offset by lower maintenance revenue. The Company is seeing progress in developing the indirect channel which contributed to the revenue growth this quarter. EBIT margin improved due to savings from cost reduction initiatives.

Global Ecommerce

The sustained double-digit revenue growth was largely driven by strong volumes in the UK outbound marketplace as well as growth in overall retail volumes. The EBIT loss was driven primarily by investments in market growth opportunities. The Company continues to invest in its cross-border solutions and domestic shipping capabilities.

2017 Guidance

The Company is reaffirming its annual guidance for 2017:

  Revenue, on a constant currency basis, to be in the range of a 2 percent decline to 1 percent growth when compared to 2016.
  Adjusted EPS to be in the range of $1.70 to $1.85.
  Free cash flow to be in the range of $400 million to $460 million.

This guidance discusses future results, which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2016 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

This guidance excludes any unusual items that may occur or additional portfolio or restructuring actions, not specifically identified, as the Company implements plans to further streamline its operations and reduce costs. Revenue guidance is provided on a constant currency basis. The Company cannot reasonably predict the impact that future changes in currency exchange rates will have on revenue and net income. Additionally, the Company cannot provide GAAP EPS and GAAP cash from operations guidance due to the uncertainty of future potential restructurings, goodwill and asset write-downs, unusual tax settlements or payments and contributions to its pension funds, acquisitions, divestitures and other potential adjustments, which could (individually or in the aggregate) have a material impact on the Company’s performance. The Company’s guidance is based on an assumption that the global economy and foreign exchange markets in 2017 will not change significantly.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI), is a global technology company powering billions of transactions – physical and digital – in the connected and borderless world of commerce. Clients around the world, including 90 percent of the Fortune 500, rely on products, solutions and services from Pitney Bowes in the areas of customer information management, location intelligence, customer engagement, shipping, mailing, and global ecommerce. And with the innovative Pitney Bowes Commerce Cloud, clients can access the broad range of Pitney Bowes solutions, analytics, and APIs to drive commerce. For additional information visit Pitney Bowes, the Craftsmen of Commerce, at www.pitneybowes.com.

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in our disclosures we use certain non-GAAP measures, such as adjusted earnings before interest and taxes, Adjusted EPS, revenue growth on a constant currency basis, free cash flow and Segment EBIT.

The Company reports measures such as adjusted earnings before interest and taxes (EBIT) and Adjusted EPS and adjusted income from continuing operations to exclude the impact of special items like restructuring charges, tax adjustments, goodwill and asset write-downs, and costs related to dispositions. While these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the period. Constant currency is calculated by converting our current quarter reported results using the prior year’s exchange rate for the comparable quarter. This comparison allows an investor insight into the underlying revenue performance of the business and true operational performance from a comparable basis to prior period. A reconciliation of reported revenue to constant currency revenue can be found in the Company’s attached financial schedules.

The Company reports free cash flow in order to provide investors insight into the amount of cash that management could have available for other discretionary uses. Free cash flow adjusts GAAP cash from operations for capital expenditures, restructuring payments, unusual tax settlements, contributions to the Company’s pension fund and cash used for other special items. A reconciliation of GAAP cash from operations to free cash flow can be found in the Company’s attached financial schedules.

In addition, Management uses segment EBIT to measure profitability and performance at the segment level. Segment EBIT is determined by deducting from revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. A reconciliation of Segment EBIT to the Company’s total Net Income can be found in the Company’s attached financial schedules.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; macroeconomic factors, including global and regional business conditions that adversely impact customer demand and foreign currency exchange rates; timely development, market acceptance and regulatory approvals, if needed, of new products; changes in postal regulations; competitive factors, including pricing pressures, technological developments and introduction of new products and services by competitors; the continued availability and security of key information systems and the cost to comply with information security requirements and privacy laws; a breach of security, including a cyberattack or other comparable event; management of outsourcing arrangements; our ability to fully utilize the new enterprise business platform in the United States and successfully implement it internationally without significant disruptions to existing operations; the success of our investment in rebranding the Company; the risk of losing some of the Company’s larger clients in the Global Ecommerce segment; integrating newly acquired businesses, including operations and product and service offerings; changes in our credit ratings; management of credit risk; changes in interest rates and fuel prices; increased customs and regulatory risks associated with cross-border transactions; and other factors beyond its control as more fully outlined in the Company's 2016 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three months ended March 31, 2017 and 2016, and consolidated balance sheets as of March 31, 2017 and December 31, 2016 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited; in thousands, except share and per share amounts)

	Three months ended March 31,
	2017	2016
Revenue:
Equipment sales	$162,974	$159,361
Supplies	66,818	72,051
Software	77,867	78,058
Rentals	99,870	104,090
Financing	85,745	97,423
Support services	118,847	128,260
Business services	224,519	205,346

Total revenue	836,640	844,589

Costs and expenses:
Cost of equipment sales	69,562	71,539
Cost of supplies	21,471	20,690
Cost of software	25,308	26,815
Cost of rentals	20,662	20,495
Financing interest expense	12,974	14,915
Cost of support services	73,354	75,249
Cost of business services	150,843	135,538
Selling, general and administrative	306,303	326,882
Research and development	31,856	26,568
Restructuring charges and asset impairments, net	2,082	6,933
Interest expense, net	25,676	19,301

Total costs and expenses	740,091	744,925

Income before income taxes	96,549	99,664
Provision for income taxes	31,416	37,024

Net income	65,133	62,640
Less: Preferred stock dividends attributable to noncontrolling interests	-	4,594

Net income - Pitney Bowes Inc.	$65,133	$58,046

Earnings per share attributable to common stockholders:
Basic	$0.35	$0.30
Diluted	$0.35	$0.30

Weighted-average shares used in diluted earnings per share	186,875,143	193,181,424

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except share amounts)

	March 31,	December 31,
Assets	2017	2016
Current assets:
Cash and cash equivalents	$739,553	$764,522
Short-term investments	43,895	38,448
Accounts receivable, net	389,990	455,527
Short-term finance receivables, net	853,390	893,950
Inventories	115,638	92,726
Current income taxes	11,919	11,373
Other current assets and prepayments	78,749	68,637

Total current assets	2,233,134	2,325,183

Property, plant and equipment, net	319,899	314,603
Rental property and equipment, net	178,281	188,054
Long-term finance receivables, net	664,630	673,207
Goodwill	1,583,302	1,571,335
Intangible assets, net	159,200	165,172
Noncurrent income taxes	78,946	74,806
Other assets	529,779	524,773

Total assets	$5,747,171	$5,837,133

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable and accrued liabilities	$1,317,532	$1,378,822
Current income taxes	49,933	34,434
Current portion of long-term debt	785,287	614,485
Advance billings	295,688	299,878

Total current liabilities	2,448,440	2,327,619

Deferred taxes on income	210,604	204,289
Tax uncertainties and other income tax liabilities	61,195	61,276
Long-term debt	2,499,025	2,750,405
Other noncurrent liabilities	574,245	597,204

Total liabilities	5,793,509	5,940,793

Stockholders' deficit:
Cumulative preferred stock, $50 par value, 4% convertible	1	1
Cumulative preference stock, no par value, $2.12 convertible	478	483
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	126,564	148,125
Retained earnings	5,138,300	5,107,734
Accumulated other comprehensive loss	(913,831)	(940,133)
Treasury stock, at cost	(4,721,188)	(4,743,208)

Total Pitney Bowes Inc. stockholders' deficit	(46,338)	(103,660)

Total liabilities and stockholders' deficit	$5,747,171	$5,837,133

Pitney Bowes Inc.
Business Segments - Revenue and EBIT
(Unaudited; in thousands)

	Three months ended March 31,
	2017	2016 (1)	% Change
Revenue

North America Mailing	$355,578	$371,453	(4%)
International Mailing	93,058	104,986	(11%)
Small & Medium Business Solutions	448,636	476,439	(6%)

Production Mail	88,955	87,425	2%
Presort Services	132,677	127,396	4%
Enterprise Business Solutions	221,632	214,821	3%

Software Solutions	78,220	77,922	0%
Global Ecommerce	88,152	75,407	17%
Digital Commerce Solutions	166,372	153,329	9%

Total revenue	$836,640	$844,589	(1%)

EBIT

North America Mailing	$141,008	$160,831	(12%)
International Mailing	13,269	11,176	19%
Small & Medium Business Solutions	154,277	172,007	(10%)

Production Mail	8,964	6,824	31%
Presort Services	30,717	28,910	6%
Enterprise Business Solutions	39,681	35,734	11%

Software Solutions	2,749	(2,572)	>100%
Global Ecommerce	(4,270)	(3,469)	(23%)
Digital Commerce Solutions	(1,521)	(6,041)	75%

Segment EBIT (2)	$192,437	$201,700	(5%)

Reconciliation of segment EBIT to net income

Segment EBIT	$192,437	$201,700
Corporate expenses	(55,156)	(57,767)
Adjusted EBIT	137,281	143,933
Interest, net (3)	(38,650)	(34,216)
Restructuring charges and asset impairments, net	(2,082)	(6,933)
Acquisition/disposition related expenses	-	(3,120)
Income before income taxes	96,549	99,664
Provision for income taxes	(31,416)	(37,024)
Net income	$65,133	$62,640
(1)	Prior period amounts have been recast to conform to the way we now manage and report our segments.
(2)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.
(3)	Includes financing interest expense and interest expense, net.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended March 31,
	2017	2016	Y/Y Chg.

Reconciliation of reported revenue to revenue excluding currency
Revenue, as reported	$836,640	$844,589	(0.9%)
Unfavorable impact on revenue due to currency	9,546	-	NM
Revenue, excluding currency	$846,186	$844,589	0.2%

Reconciliation of reported net income to adjusted earnings
Net income	$65,133	$62,640
Less: Preferred stock dividends attributable to noncontrolling interests	-	4,594
Net income attributable to PBI	65,133	58,046
Restructuring charges and asset impairments, net	1,353	4,628
Loss on disposition of businesses	-	2,175
Net income, as adjusted	66,486	64,849
Preferred stock dividends attributable to noncontrolling interests	-	4,594
Provision for income taxes, as adjusted	32,145	40,274
Income from continuing operations before income taxes, as adjusted	98,631	109,717
Interest, net	38,650	34,216
EBIT, as adjusted	137,281	143,933
Depreciation and amortization	44,295	44,300
EBITDA, as adjusted	$181,576	$188,233

Reconciliation of reported diluted earnings per share to adjusted diluted earnings per share
Diluted earnings per share	$0.35	$0.30
Restructuring charges and asset impairments, net	0.01	0.02
Loss on disposition of businesses	-	0.01
Diluted earnings per share, as adjusted	$0.36	$0.34

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities (1)	$154,006	$63,493
Capital expenditures	(35,920)	(40,670)
Restructuring payments	12,416	21,656
Pension contribution	-	36,731
Reserve account deposits	(19,346)	(16,253)
Other	-	189
Free cash flow	$111,156	$65,146
(1)	Net cash provided by operating activities for the three months ended March 31, 2016 has been revised and increased $5 million for a new accounting standard adopted January 1, 2017.

CONTACT:
Pitney Bowes Inc.
Editorial
Bill Hughes, 203/351-6785
Chief Communications Officer
or
Financial
Adam David, 203/351-7175
VP, Investor Relations